Exhibit 99.1

Contact:	Gary Wehrle	Pacific Crest Capital, Inc.
	Chief Executive Officer	30343 Canwood Street
	818-865-3300	Agoura Hills, CA 91301

NEWS

PACIFIC CREST CAPITAL, INC. TO PARTICIPATE IN WEBCAST ON
MARCH 5, 2003 AT SANDLER O’NEILL WEST COAST
FINANCIAL SERVICES CONFERENCE

Agoura Hills, California, February 28, 2003...Pacific Crest Capital, Inc. (NASDAQ NM-PCCI) announced that Gary Wehrle, Chairman and CEO of Pacific Crest Capital, Inc., is scheduled to participate in a panel discussion entitled “California Commercial Real Estate” at the West Coast Financial Services Conference sponsored by Sandler O’Neill & Partners on March 5, 2003 from 9:50 a.m. — 11:00 a.m. Pacific time.

Attendance at the Sandler O’Neill conference is by invitation only.  However, Sandler O’Neill will offer a simultaneous webcast on the Internet at its web site www.sandleroneill.com by clicking on the “Conference Webcast”.  The audio portion of the presentation will also be available to the general public through a simultaneous phone-in line at 800-239-8730, reference “Sandler O’Neill Conference”.

Through the webcast, viewers will be able to hear the oral presentations made at the conference as well as view the speaker.  The webcast will be available to the general public and will be archived for replay at that web site for 30 days after the conference ends on March 7, 2003, however the phone-in portion will not be archived.

A copy of the full slide presentation prepared by Pacific Crest Capital, Inc. that is being made available to attendees at the conference will be posted on the Company’s website on  March 5, 2003 and can be accessed at www.paccrest.com by clicking Investor Relations and Sandler O’Neill West Coast Financial Services Conference Slide Presentation — March 5, 2002.

Pacific Crest Capital, Inc. is a bank holding Company that conducts business through its wholly owned subsidiary, Pacific Crest Bank.  Since its establishment in 1974, Pacific Crest Bank has operated as a specialized business bank providing exceptional service to California’s small businesses, entrepreneurs, and investors.  Products offered include customized loans on income producing real estate, business loans under the U.S. Small Business Administration 7(a) and 504 loan programs, lines of credit and term loans to businesses and professionals, and specialized FDIC-insured savings and checking account programs. The Bank is an SBA “Preferred Lender” in the entire Southern California region from Santa Barbara to San Diego, in all of Northern California, and in the entire state of Oregon.  Pacific Crest Bank is headquartered in Agoura Hills, California, operates three California full-service branches located in Beverly Hills, Encino, and San Diego and provides loan production services primarily throughout California and Oregon.

Previously released Company press releases, reports filed with the Securities and Exchange Commission, and other information is available on the Company’s Web page on the Internet at http://www.paccrest.com.

Statements contained in this press release and in Pacific Crest Capital’s investor presentation referred to herein which are not historical facts are forward looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995.  There can be no assurance that the results described or implied in such forward-looking statements will, in fact, be achieved and actual results, performance, and achievements could differ materially because the business of the Company involves inherent risks and uncertainties.  Risks and uncertainties include interest rate risk associated with volatile interest rates and related asset/liability matching risks; liquidity risks; risk of significant non-earning assets and net credit losses that could occur, particularly in times of weak economic conditions or times of rising interest rates.

Forward looking statements the investor conference referred to herein are made as of the date the statements are made, and the Company assumes no obligation to update the forward looking statements or to update the reasons why actual results could differ from those projected in the forward looking statements.

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